Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement (Form S-8 333-221995) pertaining to the Helix TCS, Inc. 2017 Omnibus Stock Incentive Plan of our report dated March 28, 2018, relating to the consolidated financial statements of Helix TCS, Inc. and Subsidiaries, as of December 31, 2017 and 2016 included in its Annual Report (Form 10-K/A) for the year ended December 31, 2017.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

April 4, 2018